UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 30, 2009

PLY GEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-114041	20-0645710
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5020 Weston Parkway, Suite 400
Cary, North Carolina  27513
(Address of principal executive offices)

(919) 677-3900
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

In connection with a potential financing transaction, Ply Gem Holdings, Inc. (the “Company”) is providing the following information:

For its fiscal fourth quarter ending December 31, 2009, the Company anticipates that its net sales will be in the range of approximately $207.0 million to $215.0 million with full year net sales being in the range of approximately $943.8 million to $951.8 million.  The Company expects that its fiscal fourth quarter Adjusted EBITDA will be in the range of approximately $24.0 million to $27.0 million with full year Adjusted EBITDA expected to be in the range of approximately $109.8 million to $112.8 million.  A range of net income (loss) and a reconciliation of Adjusted EBITDA to net income (loss) cannot be provided at this time because the line items in the Company’s statement of operations have not been finalized with sufficient certainty.

The foregoing estimates constitute forward-looking statements and are based upon the Company’s preliminary internal estimates of its year-end performance.  These estimates may be subject to adjustments in connection with the Company’s routine year-end procedures.  The Company’s actual results for fiscal year 2009 and for future periods may differ materially from its current estimates, including those stated above.  In addition, the Company’s financial statements for fiscal year 2009 have not yet been audited by its independent public accountants.  Accordingly, the reader is cautioned not to place undue reliance on the foregoing guidance.

Adjusted EBITDA means net income (loss) plus interest expense (net of interest income), provision (benefit) for income taxes, depreciation and amortization, foreign currency gain (loss), goodwill impairment charges, customer inventory buybacks, restructuring and integration costs.  Other companies may define Adjusted EBITDA differently and, as a result, the Company’s measure of Adjusted EBITDA may not be directly comparable to Adjusted EBITDA of other companies.  The Company’s management believes that the presentation of Adjusted EBITDA included in this report provides useful information to investors regarding the Company’s results of operations because it assists both investors and management in analyzing and benchmarking the performance and value of the Company’s business.  Although the Company uses Adjusted EBITDA as a financial measure to assess the performance of its business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and taxes, necessary to operate the Company’s business.  Adjusted EBITDA included in this report should be considered in addition to, and not as a substitute for, net earnings in accordance with GAAP as a measure of performance in accordance with GAAP.  The reader is cautioned not to place undue reliance on Adjusted EBITDA.

The Company is furnishing the information in this Current Report on Form 8-K to comply with Regulation FD.  Such information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

PLY GEM HOLDINGS, INC.

By:	/s/ Shawn K. Poe
Name:	Shawn K. Poe
Title:	Vice President, Chief Financial Officer

Dated:  December 30, 2009